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                                   EXHIBIT 11
                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                         FOR THE QUARTER ENDED MARCH 31,
                      (000's omitted except per share data)


                                                                     1998           1997
                                                                   --------       --------

        Basic Earnings per share:


              Net income                                           $ 84,178       $ 74,047
                                                                   ========       ========

              Average shares outstanding                            166,601        166,437
                                                                   ========       ========

              Net income per common share                          $    .51       $    .44
                                                                   ========       ========



        Diluted earnings per share:

              Net income                                           $ 84,178       $ 74,047

              Interest on convertible debentures--net of tax            497            713
                                                                   --------       --------


              Net income for per share calculation (diluted)       $ 84,675       $ 74,760
                                                                   ========       ========



              Average shares outstanding                            166,601        166,437

              Effective of dilutive securities:

              5.5% convertible senior debentures                      3,813          5,365

              Stock options                                           2,124          1,015
                                                                   --------       --------


              Total dilutive shares                                 172,538        172,817
                                                                   ========       ========

              Net income per common share--diluted                 $    .49       $    .43
                                                                   ========       ========